Exhibit 99.1

RealPage Expands and Extends Revolving Credit Facility

CARROLLTON, Texas (October 1st) - RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services to the rental housing industry, today announced that the company has entered into a new revolving credit facility (the “Credit Agreement”). The Credit Agreement replaces the company’s existing revolving credit facility, expands borrowing capacity to $200 million, and reduces borrowing costs. The Credit Agreement matures on September 30, 2019 and contains an accordion feature permitting the company to request additional borrowing capacity of up to $150 million plus an additional amount that would not cause the company to exceed a maximum consolidated net leverage ratio, subject to certain terms and conditions. Wells Fargo is acting as lead arranger and administrative agent for the financing.

“Our new credit facility strengthens our capital structure and provides increased flexibility going forward,” said Bryan Hill, CFO and Treasurer of RealPage. “Specifically, we have increased our borrowing capacity, incorporated more flexible terms, extended the maturity date, and reduced borrowing costs to reflect today’s historically attractive rates.”

“The new Credit Agreement provides additional capacity to execute our growth initiatives going forward,” said Steve Winn, Chairman and CEO of RealPage. “One of our key focuses continues to be delivering compelling long-term returns for our shareholders by efficiently allocating capital through our acquisition strategy and other alternatives.”

“This new credit facility underscores our longstanding commitment to support the growth initiatives and capital needs of our clients,” said John Leonard, senior managing director and division manager of Technology Finance at Wells Fargo Capital Finance.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on-demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management solutions, including leasing, accounting, revenue management, marketing solutions, resident services, renter insurance, utility management, spend management and apartment market research. Founded in 1998 and headquartered in Carrollton, Texas, RealPage currently serves over 10,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results and RealPage, Inc.’s strategic focus on delivering compelling long-term returns for its shareholders by efficiently allocating capital through its acquisition strategy and other alternatives. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans," or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.'s pricing policies or those of its competitors; (h) litigation; (i) inability to complete the integration of our LeaseStar products and deliver enhanced functionality on a timely basis; (j) the ability to enable margin expansion; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by RealPage, Inc., including its Quarterly Report on Form 10-Q previously filed with the SEC on August 8, 2014. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law.

Contacts:

Investor Relations
Rhett Butler
972-820-3773
rhett.butler@realpage.com